Exhibit 10(a)

WELLS FARGO & COMPANY

Notice of Separation and Agreement Not to Exercise

You are hereby given notice that you will separate from your employment with Wells Fargo & Company (the “Company”) and its affiliates effective at 5 PM on Tuesday, September 27, 2016. By your signature below, you agree that, until your receipt of written notice from Company of the completion of the ongoing investigations being conducted by the Company and its Board of Directors into your conduct and activities as Senior Executive Vice President (Community Banking), you will not exercise any of the stock options awarded to you by the Company, and the Company will not give effect to any purported exercise by you of any such options. You acknowledge and agree that, at the conclusion of such investigation, the Board of Directors of the Company will have the authority to determine the extent to which your stock options will be forfeited.

In consideration of you agreement and acknowledgement set forth in the preceding paragraph, the Company hereby rescinds the Notice of Termination for Cause delivered to you on September 26, 2016.

September 26, 2016

Accepted and agreed:

/s/ Carrie L. Tolstedt
Carrie L. Tolstedt

WELLS FARGO & COMPANY

By:	/s/ Timothy J. Sloan
	Name:	Timothy J. Sloan
	Title:	President